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                              L-3 COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
                                            AS OF DECEMBER 31, 1999

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L-3 Communications Holdings, Inc.                                                 Delaware
  L-3 Communications Corporation                                                  Delaware
    C3-ilex, LLC                                                                  California
    Cardiovascular Computer Systems, Ltd.  (85%)                                  Wisconsin
    Delsub, Inc.                                                                  Delaware
    Digital Technics, L.L.C.                                                      Delaware
      Digital Technics, L.P.    (25%)                                             Delaware
    Electrodynamics, Inc.                                                         Arizona
    Hygienetics Environmental Services, Inc.                                      Delaware
    Interstate Electronics Corporation                                            California
    L3 Communications Australia Proprietary Limited                               Australia
    L-3 Communications Aydin Corporation                                          Delaware
      Aydin Europe Ltd                                                            United Kingdom
      Aydin Foreign Sales Limited                                                 Guam
      Aydin Investments, Inc.                                                     Delaware
      Aydin S.A.  (19%)                                                           Argentina
      Aydin Yazilim ve Elektronik Sanayi A.S.                                     Turkey
    L-3 Communications DBS Microwave, Inc.                                        California
    L-3 Communications ESSCO, Inc.                                                Delaware
      Electronic Space Systems International Corp.                                U.S. Virgin Islands
      Electronic Space Systems (UK) Limited   (90%)                               United Kingdom
      ESSCO Collins Limited   (99.99%)                                            Republic of Ireland
      ESSCO Satellite Systems Corp.                                               Delaware
    L-3 Communications Holding GmbH                                               Federal Republic of Germany
      L-3 Communications ELAC Nautik GmbH                                         Federal Republic of Germany
        Arbeitsmedizinische Betreungsgesellschaft Kieler Bertriebe mbH (50%)      Federal Republic of Germany
        ELAC Nautik Unterstutzungska(beta)e GmbH                                  Federal Republic of Germany
      Power Paragon (Deutschland) Holding GmbH (99% +1%)                          Federal Republic of Germany
        EuroAtlas Gesellschaft fur Leistungselektronik mbH                        Federal Republic of Germany
        JovyAtlas Elektrische Umformtechnik GmbH                                  Federal Republic of Germany
          Astrid Energy Enterprises S.R.L. (10%)                                  Italy
    L-3 Communications ILEX Systems, Inc.                                         Delaware
    L-3 Communications Secure Information Technology, Inc.                        Delaware
        L-3 Communications Network Security Systems, LLC  (63.9535%)              Delaware
          L-3 Communications Network Security Systems (Europe)                    United Kingdom
    L-3 Communications Security Systems Corporation                               Delaware
    L-3 Communications SPD Technologies Inc.                                      Delaware
      SPD Holdings, Inc.                                                          Delaware
          Henschel Inc.                                                           Delaware
          Pac Ord Inc.                                                            Delaware
          Power Paragon, Inc.                                                     Delaware
          SPD Electrical Systems, Inc.                                            Delaware
          SPD Switchgear Inc.                                                     Delaware
    L-3 Communications Storm Control Systems, Inc.                                California
    L-3 Communications U.K. Ltd.                                                  United Kingdom
          Storm Control Systems Limited                                           United Kingdom
    L-3 Management Corp.                                                          Delaware
    L-3 Microdyne Holdings Corporation                                            Maryland
    Medical Education Technologies, Inc.    (33.3%)                               Delaware
    Microdyne Corporation                                                         Maryland
      Microdyne Communications Technologies Incorporated                          Maryland
        MCTI Acquisition Corporation                                              Maryland
          Apcom, Inc.                                                             Maryland
          Celerity Systems Incorporated                                           California
      Microdyne Ltd.                                                              U.S. Virgin Islands
      Microdyne Outsourcing Incorporated                                          Maryland
      Microdyne U.K., Inc.                                                        Delaware
    Southern California Microwave, Inc.                                           California
    SpaceTel Communications Corp.                                                 Delaware
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